As filed with the Securities and Exchange Commission on July 24, 2013

Registration Nos. 333-155291, 333-166598 and 333-184165

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1381	98-0363970
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification number)
incorporation or organization)	Classification Code number)

CROWN HOUSE, SECOND FLOOR
4 PAR-LA-VILLE ROAD
HAMILTON, HM08
BERMUDA
TELEPHONE:  (441) 292-1510
(Address, including zip code, and telephone number, including area code, of principal executive offices)

NABORS INDUSTRIES LTD. AMENDED AND RESTATED 2003 EMPLOYEE STOCK PLAN
AMENDED AND RESTATED 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(Full Title of the Plans)

LAURA W. DOERRE
VICE PRESIDENT AND GENERAL COUNSEL
NABORS CORPORATE SERVICES, INC.
515 WEST GREENS ROAD, SUITE 1200
HOUSTON, TEXAS 77067
TELEPHONE:  (281) 874-0035
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:
ARNOLD B. PEINADO, III, ESQ.
MILBANK, TWEED, HADLEY & MCCLOY LLP
1 CHASE MANHATTAN PLAZA
NEW YORK, NEW YORK 10005
TELEPHONE:  (212) 530-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting
		(Do not check if a smaller reporting company)	company ☐

EXPLANATORY STATEMENT

This Post-Effective Amendment to Registration Statements on Form S-8 constitutes (1) Post-Effective Amendment No. 2 to Registration Statement on Form S-8, Registration No. 333-184165, filed September 28, 2012; (2) Post-Effective Amendment No. 3 to Registration Statement on Form S-8, Registration No. 333-166598, filed May 6, 2010; and (3) Post-Effective Amendment No. 4 to Registration Statement on Form S-8, Registration No. 333-155291, filed November 12, 2008.

This Post-Effective Amendment is being filed solely for the purpose of updating the reoffer prospectus that forms a part of this Post-Effective Amendment relating to the resale of control securities acquired or to be acquired by the selling shareholders named herein.  The selling shareholders have acquired or will acquire the securities pursuant to our Amended and Restated 2003 Employee Stock Plan and the Amended and Restated 1999 Stock Option Plan for Non-Employee Directors.  The reoffer prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8 and may be used for reoffers or resales of the common shares that have been or will be acquired by the selling shareholders.

PROSPECTUS

UP TO 3,030,233

COMMON SHARES,
PAR VALUE $0.001 PER SHARE,
OF
NABORS INDUSTRIES LTD.

This prospectus relates to an aggregate of up to 3,030,233 of our common shares, par value $0.001 per share (the “Common Shares”).  These Common Shares are held by certain persons who may be deemed our “affiliates” as defined by Rule 405(a) of Regulation C of the Securities Act.  The Common Shares may be offered from time to time by the selling shareholders named in this prospectus, or their transferees.  See “Selling Shareholders.”  This prospectus also relates to such additional number of Common Shares as may be issued to the selling shareholders as a result of future share adjustments (including anti-dilution adjustments) in respect of the Common Shares that are covered by this prospectus.

The selling shareholders may sell the Common Shares covered by this prospectus in a number of different ways and at varying prices.  The selling shareholders may sell all or a portion of their Common Shares from time to time through public or private transactions, directly or through brokers or otherwise, and at prevailing market prices or privately negotiated prices.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We will not receive any part of the proceeds from sales made under this prospectus.  All expenses of registration incurred in connection with the offering being made by this prospectus are being borne by us, but any brokerage commissions and other expenses incurred by a selling shareholder will be borne by such selling shareholder.

The Common Shares trade on the New York Stock Exchange under the symbol “NBR.”  On July 23, 2013, the closing price of Common Shares on such exchange was $15.29 per share.  Our principal executive offices are located at Crown House, Second Floor, 4 Par-la-Ville Road, Hamilton, HM08, Bermuda and our telephone at that address is (441) 292-1510.  Our postal address is P.O. Box HM3349, Hamilton, HMPX Bermuda.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” in our periodic and other filings with the Securities and Exchange Commission including those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for a discussion of certain factors that should carefully be considered by prospective purchasers.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is July 24, 2013.

i

Consent under the Exchange Control Act 1972 of Bermuda, as amended, and its related regulations has been obtained from the Bermuda Monetary Authority for the issue and transfer of our Common Shares to and between non-residents of Bermuda for exchange control purposes.  We will file this prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law.  In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or performance or any default of our business, or for the correctness of any of the statements made or opinions expressed in this prospectus or the registration statements of which this prospectus forms a part.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We often discuss expectations regarding our future markets, demand for our products and services, and our performance in our prospectuses, annual and quarterly reports, press releases, and other written and oral statements.  Statements relating to matters that are not historical facts are “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These “forward-looking statements” are based on an analysis of currently available competitive, financial and economic data and our operating plans.  We do not intend to update or revise any forward-looking statements that we may make in this prospectus or other documents, reports, filings or press releases, whether as a result of new information, future events or otherwise.  They are inherently uncertain and investors should recognize that events and actual results could turn out to be significantly different from our expectations.  By way of illustration, when used in this document, words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “will,” “should,” “could,” “may,” “predict” and similar expressions are intended to identify forward-looking statements.

You should consider the following key factors when evaluating these forward-looking statements:

•                  fluctuations in worldwide prices of and demand for oil and natural gas;

•                  fluctuations in levels of oil and natural gas exploration and development activities;

•                  fluctuations in the demand for our services;

•                  the existence of competitors, technological changes and developments in the oilfield services industry;

•                  the existence of operating risks inherent in the oilfield services industry;

•                  the possibility of changes in tax and other laws and regulations;

•                  the possibility of political instability, war or acts of terrorism; and

•                  general economic conditions including the capital and credit markets.

Our businesses depend to a large degree on the level of spending by oil and gas companies for exploration, development and production activities. Therefore, a sustained increase or decrease in the price of oil or natural gas that has a material impact on exploration, development or production activities could also materially affect our financial position, results of operations and cash flows.

The above description of risks and uncertainties is not all-inclusive, but highlights certain factors that we believe are important for your consideration.  For a more detailed description of risk factors, please refer to our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 1, 2013, under Part 1, Item 1A, “Risk Factors.”

Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “the Company,” or “Nabors” mean Nabors Industries Ltd., together with our subsidiaries where the context requires, including Nabors Industries, Inc., a Delaware corporation.

THE COMPANY

Nabors is the largest land drilling contractor in the world and one of the largest land well-servicing and workover contractors in the United States and Canada:

•                  We actively market approximately 472 land drilling rigs for oil and gas land drilling operations in the U.S. Lower 48 states, Alaska, Canada and over 20 other countries throughout the world.

•                  We actively market approximately 544 rigs for land well-servicing and workover work in the United States and approximately 106 rigs for land well-servicing and workover work in Canada.

We are also a leading provider of offshore platform workover and drilling rigs, and actively market 36 platform, 5 jackup and 4 barge rigs in the United States, including the Gulf of Mexico, and multiple international markets.

In addition to the foregoing services:

•                  We provide completion and production services, including hydraulic fracturing, cementing, nitrogen and acid pressure pumping services with over 805,000 hydraulic horsepower in key basins throughout the United States and Canada.

•                  We offer a wide range of ancillary well-site services, including engineering, transportation and disposal, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services in select U.S. and international markets.

•                  We manufacture and lease or sell top drives for a broad range of drilling applications, directional drilling systems, rig instrumentation and data collection equipment, pipeline handling equipment and rig reporting software.

•                  We have a 51% ownership interest in a joint venture in Saudi Arabia, which owns and actively markets nine rigs in addition to the rigs we lease to the joint venture.

The majority of our business is conducted through our Drilling and Rig Services and our Completion and Production business lines.  Our Drilling and Rig Services business line includes our drilling operations for oil and natural gas wells, on land and offshore, and companies engaged in drilling technology, top drive manufacturing, directional drilling, construction services, and rig instrumentation and software. Our Completion and Production Services business line includes our well-servicing, fluid logistics, workover operations and our pressure pumping services. In addition to these two primary business lines, we have an Oil and Gas operating segment.  Our oil and gas exploration, development and production operations are included in our Oil and Gas operating segment, or in discontinued operations in some cases.

CORPORATE INFORMATION

Nabors Industries Ltd. was formed as a Bermuda exempted company on December 11, 2001. Through predecessors and acquired entities, Nabors has been continuously operating in the drilling sector since the early 1900s. Our principal executive offices are located at Crown House, 4 Par-la-Ville Road, Second Floor, Hamilton, HM08, Bermuda, and our phone number there is (441) 292-1510.

USE OF PROCEEDS

All of the Common Shares offered by this prospectus are being offered by the selling shareholders.  We will receive no part of the proceeds of any sales made under this prospectus.

SELLING SHAREHOLDERS

The Common Shares offered by this prospectus were or will be acquired by the selling shareholders pursuant to our Amended and Restated 2003 Employee Stock Plan and Amended and Restated 1999 Stock Option Plan for Non-Employee Directors. For a description of the Common Shares and certain preferred share purchase rights related to the Common Shares, see our Registration Statement on Form S-4, as amended (Registration No. 333-76198) and our Registration Statement on Form 8-A, as amended by amendments No. 1 and No. 2 thereto (Registration No. 001-32657), which are both incorporated by reference herein.

As of July 22, 2013, we had 323,435,536 Common Shares outstanding and entitled to vote.  For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any Common Shares that such person has the right to acquire within 60 days.  We have included in the columns entitled “Total Shares Beneficially Owned as of July 22, 2013” and “Shares Beneficially Owned After Offering” below, Common Shares underlying stock options that are vested or scheduled to vest within 60 days of July 22, 2013.  The column entitled “Total Shares Offered” includes Common Shares underlying stock options covered by the prospectus that vest more than 60 days following July 22, 2013, and such Common Shares are not reflected in the column entitled “Total Shares Beneficially Owned as of July 22, 2013.”

Name & Address(1)	Total Shares Beneficially Owned as of July 22, 2013	Total Shares Offered	Shares Beneficially Owned After Offering
			Number	Percent
Anthony Petrello, Chairman, President and Chief Executive Officer(2)	11,626,709	2,894,768	8,731,941	2.7%
R. Clark Wood, Principal Accounting Officer and Financial Officer	80,340	12,225	68,115	*
James Crane, Director(3)	101,374	36,240	60,760	*
Michael Linn, Director	39,000	15,000	24,000	*
John Lombardi, Director	94,730	15,000	79,730	*
Myron Sheinfeld, Director(4)	236,188	15,000	221,188	*
Howard Wolf, Director	27,000	27,000	—	*
John Yearwood, Director	63,000	15,000	48,000	*

*                                         Less than one percent.

(1)                                 The address of each of the directors and officers listed is in care of Nabors Industries Ltd., P.O. Box HM3349, Hamilton, HMPX, Bermuda.

(2)                                 The shares listed for Mr. Petrello include 250,000 shares owned by a foundation for which Mr. Petrello has shared voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares.

(3)                                 The Common Shares listed for Mr. Crane in the Total Shares Beneficially Owned as of July 22, 2013 exclude options to purchase 21,240 Common Shares, which are included in the Total Shares Offered column and registered under the Registration Statement of which this Prospectus forms a part.

(4)                                 The Common Shares listed for Mr. Sheinfeld also include 584 Common Shares owned directly by Mr. Sheinfeld’s spouse. Mr. Sheinfeld disclaims beneficial ownership of those Common Shares.

PLAN OF DISTRIBUTION

The Common Shares offered by the selling shareholders or their transferees are to be sold from time to time, in one or more transactions, in whole or in part, pursuant to any of the methods listed in this prospectus.  The selling shareholders may sell Common Shares through dealers, through agents or directly to one or more purchasers.  The distribution of the Common Shares may be effected from time to time in one or more transactions, including the following:

•                  cross trades or block trades in which the broker or dealer so engaged will attempt to sell the Common Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker, dealer or underwriter as principal and resale by such broker, dealer or underwriter for its own account pursuant to this prospectus;

•                  “at the market” to or through market makers or into an existing market for the Common Shares;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchasers, which may include long sales or short sales in compliance with Section 16(c) under the Exchange Act, effected after the effective date of the registration statement of which this prospectus is a part;

•                  in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•                  through transactions in options, swaps or other derivatives, whether exchange-listed or otherwise;

•                  any combination of the foregoing methods; or

•                  by any other legally available means.

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the Common Shares or otherwise.  In such transactions, broker-dealers may engage in short sales of the Common Shares in the course of hedging the positions they assume with certain selling shareholders.  The selling shareholders may also sell the Common Shares short and redeliver the Common Shares to close out such short positions.  Such selling shareholders may enter into option or other transactions with broker-dealers which require the delivery of the Common Shares to the broker-dealer.  The broker-dealer may then resell or otherwise transfer such Common Shares pursuant to this prospectus.

The selling shareholders also may loan or pledge the Common Shares to a broker-dealer.  The broker-dealer may sell the Common Shares so loaned, or upon a default the broker-dealer may sell the pledged Common Shares, pursuant to this prospectus.

Any transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.  The selling shareholders may effect such transactions by selling Common Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or commissions from purchasers of the Common Shares for whom they may act as agent.  The selling shareholders and any broker-dealers or agents that participate in the distribution of Common Shares by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.  The commissions or discounts to be received by any member of the Financial Industry Regulatory Authority are not anticipated to exceed those customary in the types of transactions contemplated.

The Common Shares will be sold through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states the Common Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have informed the selling shareholders that the anti-manipulation rules contained in Regulation M under the Exchange Act may apply to their sales in the market and have informed them of the requirement for delivery of this prospectus in connection with any sale of Common Shares offered by this prospectus.  All expenses of registration incurred in connection with the offering being made by this prospectus are being borne by us, but any brokerage commissions and other expenses incurred by a selling shareholder will be borne by such selling shareholder.

Any of the Common Shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

Upon notification to us by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale or purchase of the Common Shares, we will file a supplement to this prospectus, if required, disclosing:

•                  the name of the participating broker-dealer(s);

•                  the number of Common Shares involved;

•                  the price at which such Common Shares were sold;

•                  the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•                  that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•                  other facts material to the transaction.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

The Company is organized under the laws of Bermuda.  The Company is a holding company, but has significant operating subsidiaries and a substantial portion of its assets located outside of the United States.  As a result, it may be difficult for holders of the Company’s securities to serve notice of a lawsuit on the Company within the United States.  It may also be difficult for the Company’s security holders to enforce, in Bermuda, judgments obtained in United States courts.  Furthermore, the Company’s Bermuda counsel, Appleby (Bermuda) Limited, has advised the Company that there is some doubt as to the enforcement in Bermuda, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon United States federal securities laws (including civil liabilities under such laws), although Bermuda courts will generally enforce foreign judgments for liquidated amounts in civil matters subject to some conditions and exceptions.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and information statements and other information with the U.S. Securities and Exchange Commission (the “Commission”).  You may read and copy materials that we have filed with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  The Commission maintains an internet site that is available to the public that contains reports, proxy and information statements, and other information regarding other issuers that file electronically with the Commission at http://www.sec.gov.  Such filings are also available at the Company’s website at http://www.nabors.com.  Website materials are not a part of this prospectus.

The Common Shares are quoted on the New York Stock Exchange under the symbol “NBR.”

We have filed registration statements on Form S-8 under the Securities Act that include this prospectus.  This prospectus does not contain all of the information set forth in the registration statements, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  For further information, you should refer to the registration statements and their exhibits.

Statements made in this prospectus and the documents incorporated by reference herein as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached as exhibits to the registration statements or the documents incorporated by reference herein for a more complete description of the agreements, contracts and other documents.  Each such statement is qualified in all respects by such reference.

INCORPORATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information).  The information incorporated by reference is an important part of this prospectus.  Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed prospectus that is incorporated by reference into this prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

•                  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on March 1, 2013, as amended by Amendment No. 1 filed on April 1, 2013 (together, the “2012 10-K”).

•                  The Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2013, to the extent incorporated by reference into the 2012 10-K.

•                  The Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2013 filed with the Commission on May 2, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on July 24, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on July 15, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on July 9, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on June 6, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on April 30, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on April 24, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on April 4, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on March 11, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on February 27, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on February 20, 2013.

•                  The description of the Company’s common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2,

Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

•                  The description of the Company’s preferred share rights related to the Common Shares contained in its Registration Statement on Form 8-A (the “Form 8-A”), filed on July 17, 2012, as amended by Amendment No. 1 and Amendment No. 2 to the Form 8-A, filed on April 4, 2013 and July 15, 2013, respectively (Registration No. 001-32657).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information) and prior to the termination of the offering of the Common Shares under this prospectus shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein.  You should direct any requests for documents to:  Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention:  Investor Relations, phone number (281) 874-0035.

NO PERSON HAS BEEN AUTHORIZED BY US TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS.  ANY INFORMATION OR REPRESENTATION GIVEN WHICH IS NOT CONTAINED IN THIS PROSPECTUS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE UNDER THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

LEGAL MATTERS

The validity of the issuance of the Common Shares offered by this prospectus was passed upon for us by Appleby (Bermuda) Limited.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Nabors Industries Ltd. incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Nabors Industries Ltd. for the three-month periods ended March 31, 2013 and 2012, incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information.  However, their separate report dated May 1, 2013 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information.  Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

EXPERTS

The consolidated financial statements of Sabine Oil & Gas LLC (formerly known as NFR Energy LLC) as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 incorporated in this

Prospectus by reference to Nabors Industries Ltd.’s Annual Report on Form 10-K, as amended by Amendment No. 1 filed on April 1, 2013 (the “2012 Annual Report on Form 10-K”) for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The report for estimates of revenues from Nabors Industries Ltd.’s oil and gas reserves as of December 31, 2012 incorporated in this Prospectus by reference to Nabors Industries Ltd.’s 2012 Annual Report on Form 10-K has been so incorporated in reliance on the report of Cawley, Gillespie & Associates, Inc., an independent petroleum engineer consultant firm, given on the authority of said firm as experts in oil and gas reserves reporting.

The report for proved oil, gas, condensate and natural gas liquids reserves and projected future net revenue associated with the Ramshorn Canada Investments Limited reserves as of December 31, 2012 incorporated in this Prospectus by reference to Nabors Industries Ltd.’s 2012 Annual Report on Form 10-K has been so incorporated in reliance on the report of AJM Deloitte, an independent petroleum engineer consultant firm, given on the authority of said firm as experts in oil and gas reserves reporting.

The report for proved oil, gas, condensate and natural gas liquids reserves and projected future net revenues associated with Ramshorn Investments, Inc. as of December 31, 2012 incorporated in this Prospectus by reference to Nabors Industries Ltd.’s 2012 Annual Report on Form 10-K has been so incorporated in reliance on the report of DeGolyer and MacNaughton, an independent petroleum engineer consultant firm, given on the authority of said firm as experts in oil and gas reserves reporting.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed below are filed with the U.S. Securities and Exchange Commission (the “Commission”) by Nabors Industries Ltd. (the “Company”) and are incorporated herein by reference (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information):

•                  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on March 1, 2013, as amended by Amendment No. 1 filed on April 1, 2013 (together, the “2012 10-K”).

•                  The Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 30, 2013, to the extent incorporated by reference into the 2012 10-K.

•                  The Company’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2013 filed with the Commission on May 2, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on July 24, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on July 15, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on July 9, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on June 6, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on April 30, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on April 24, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on April 4, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on March 11, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on February 27, 2013.

•                  The Company’s Current Report on Form 8-K filed with the Commission on February 20, 2013.

•                  The description of the Company’s common shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

•                  The description of the Company’s preferred share rights related to the Common Shares contained in its Registration Statement on Form 8-A (the “Form 8-A”), filed on July 17, 2012, as amended by Amendment No. 1 and Amendment No. 2 to the Form 8-A, filed on April 4, 2013 and July 15, 2013, respectively (Registration No. 001-32657).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Copies of these documents are not required to be filed with this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Under Bermuda law, a company is permitted to indemnify its directors and officers subject to certain restrictions.  Bye-law 1 and Bye-law 75 of the Company’s Amended and Restated Bye-laws, state:

“Officer” means a Director, Secretary, or other officer of the Company appointed pursuant to these Bye-laws, but does not include any person holding the office of auditor in relation to the Company;

“75.  Exemption and Indemnification of Officers.  Subject always to these Bye-laws, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor shall any Officer be liable in respect of any negligence, default or breach of duty on his or her own part in relation to the Company or any Subsidiary, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his or her duties or the exercise or purported exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office.

75.1. Subject always to these Bye-laws, every Officer shall be indemnified and held harmless out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) incurred or suffered by the Officer arising out of the actual or purported execution or discharge of the Officer’s duties (including, without limitation, in respect of his or her service at the request of the Company as a director, officer, partner, trustee, employee, agent or similar functionary of another person) or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office (including but not limited to liabilities attaching to the Officer and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Officer may be guilty in relation to the Company or any Subsidiary of the Company).

75.2. Every Officer shall be indemnified out of the funds of the Company against all liabilities arising out of the actual or purported execution or discharge of the Officer’s duties or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office, incurred by such Officer in defending any proceedings, whether civil or criminal, in which judgment is given in the Officer’s favour, or in which the Officer is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to the Officer by the court.

75.3. In this Bye-law 75 (i) the term “Officer” includes, in addition to the persons specified in the definition of that term in Bye-law 1, the Resident Representative, a member of a committee constituted under these Bye-laws, any person acting as an Officer or committee member in the reasonable belief that the Officer has been so appointed or elected, notwithstanding any defect in such appointment or election, and any person who formerly was an Officer or acted in any of the other capacities described in this clause (i) and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.

75.4. The provisions for exemption from liability and indemnity contained in this Bye-law shall have effect to the fullest extent permitted by Applicable Law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.

75.5. To the extent that any person is entitled to claim an indemnity pursuant to these Bye-laws in respect of an amount paid or discharged by him or her, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.

75.6. The rights to indemnification and reimbursement of expenses provided by these Bye-laws shall not be deemed to be exclusive of, and are in addition to, any other rights to which a person may be entitled.  Any repeal or amendment of this Bye-law 75 shall be prospective only and shall not limit the rights of any Officer or the obligation of the Company with respect to any claim arising prior to any such repeal or amendment.

75.7. In so far as it is permissible under Applicable Law, each Shareholder and the Company agree to waive any claim or right of action the Shareholder or it may at any time have, whether individually or by or in the right of the Company, against any Officer on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company, provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.

75.8. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 75 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 75.

75.9. Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 75 are made to meet expenditures incurred for the purpose of enabling such Officer to properly perform his or her duties as an Officer.”

The Company has entered into agreements with certain of its directors and officers indemnifying them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual’s involvement is by reason of the fact that he is or was a director or officer or served at the Company’s request as a director or officer of another organization, except where such indemnification is not permitted under applicable law.

The officers and directors of the Company are covered by directors and officers insurance aggregating $100,000,000.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit No.	Document Description

3.1

Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the Commission on May 10, 2002, as amended).

3.2

Amended and Restated Bye-laws of Nabors Industries Ltd. (incorporated by reference to Exhibit 3.2 to Nabors Industries Ltd.’s Form 10-Q (File No. 001-32657) filed with the Commission on August 3, 2012).

4.1

Rights Agreement, dated July 16, 2012 between Nabors Industries Ltd. and Computershare Trust Company, N.A., as Rights Agent, including the Form of Certificate of Designations of Series A Junior Participating Preferred Shares, the Form of Right Certificate, and the Summary of Rights to Purchase Preferred Shares, respectively attached thereto as Exhibits A, B and C (incorporated by reference to Exhibit 4.1 to Nabors Industries Ltd.’s Form 8-A (File No. 001-32657) filed with the Commission on July 17, 2012).

4.2

Amendment No. 1, dated as of April 4, 2013, to the Rights Agreement, dated as of July 16, 2012, between Nabors Industries Ltd. and Computershare Trust Company, N.A. (previously filed as Exhibit 4.2 to Amendment No. 1 to the Form 8-A filed by Nabors Industries Ltd. on April 4, 2013 and incorporated herein by reference).

4.3

Amendment No. 2, dated as of July 15, 2013, to the Rights Agreement, dated as of July 16, 2012, between Nabors Industries Ltd. and Computershare Trust Company, N.A. (previously filed as Exhibit 4.3 to Amendment No. 2 to the Form 8-A filed by Nabors Industries Ltd. on July 15, 2013 and incorporated herein by reference).

5.1	Opinion of Appleby (Bermuda) Limited regarding the legality of the securities being registered.**

15.1	Awareness Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Cawley, Gillespie & Associates, Inc.*

23.3	Consent of AJM Deloitte*

23.4	Consent of DeGolyer and MacNaughton*

23.5	Consent of PricewaterhouseCoopers LLP.*

23.6	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).**

24.1	Power of Attorney.*

24.2	Power of Attorney (included in signature page to the Registration Statement on Form S-8, Registration No. 333-166598, filed May 6, 2010).

24.3	Power of Attorney (included in signature page to the Registration Statement on Form S-8, Registration No. 333-184165, filed September 28, 2012).

24.4

Power of Attorney (included as Exhibit 24.1 to the Post-Effective Amendments to Registration Statement on Form S-8, Registration Numbers 333-155291, 333-166598 and 333-184165, filed September 28, 2012).

99.1

Amended and Restated 1999 Stock Option Plan for Non-Employee Directors (as amended on May 2, 2003) (incorporated by reference to Exhibit 10.29 of Nabors Industries Ltd.’s Form 10-Q (File No. 000-49887) filed with the Commission on May 12, 2003).

99.2

Nabors Industries Ltd. Amended and Restated 2003 Employee Stock Plan (incorporated by reference to Exhibit A of Nabors Industries Ltd.’s Revised Definitive Proxy Statement on Schedule 14A (File No. 001-32657) filed with the Commission on May 4, 2006).

*             Filed herewith

**      Previously Filed

Item 9.  Undertakings.

(a)         The Company hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on July 24, 2013.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
Name:	Mark D. Andrews
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

*	Chairman, President and Chief Executive Officer	July 24, 2013
Anthony G. Petrello

*	Principal Accounting and Financial Officer	July 24, 2013
R. Clark Wood

*	Director	July 24, 2013
James R. Crane

*	Director	July 24, 2013
Michael C. Linn

*	Director	July 24, 2013
John V. Lombardi

*	Director	July 24, 2013
Myron M. Sheinfeld

*	Director	July 24, 2013
Howard Wolf

*	Director	July 24, 2013
John Yearwood

/s/ Laura W. Doerre	Attorney in-fact	July 24, 2013
*Laura W. Doerre

EXHIBIT INDEX

Exhibit No.	Document Description

3.1

Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the Commission on May 10, 2002, as amended).

3.2

Amended and Restated Bye-laws of Nabors Industries Ltd. (incorporated by reference to Exhibit 3.2 to Nabors Industries Ltd.’s Form 10-Q (File No. 001-32657) filed with the Commission on August 3, 2012).

4.1

Rights Agreement, dated July 16, 2012 between Nabors Industries Ltd. and Computershare Trust Company, N.A., as Rights Agent, including the Form of Certificate of Designations of Series A Junior Participating Preferred Shares, the Form of Right Certificate, and the Summary of Rights to Purchase Preferred Shares, respectively attached thereto as Exhibits A, B and C (incorporated by reference to Exhibit 4.1 to Nabors Industries Ltd.’s Form 8-A (File No. 001-32657) filed with the Commission on July 17, 2012).

4.2

Amendment No. 1, dated as of April 4, 2013, to the Rights Agreement, dated as of July 16, 2012, between Nabors Industries Ltd. and Computershare Trust Company, N.A. (previously filed as Exhibit 4.2 to Amendment No. 1 to the Form 8-A filed by Nabors Industries Ltd. on April 4, 2013 and incorporated herein by reference).

4.3

Amendment No. 2, dated as of July 15, 2013, to the Rights Agreement, dated as of July 16, 2012, between Nabors Industries Ltd. and Computershare Trust Company, N.A. (previously filed as Exhibit 4.3 to Amendment No. 2 to the Form 8-A filed by Nabors Industries Ltd. on July 15, 2013 and incorporated herein by reference).

5.1	Opinion of Appleby (Bermuda) Limited regarding the legality of the securities being registered.**

15.1	Awareness Letter of PricewaterhouseCoopers LLP to the Securities and Exchange Commission.*

23.1	Consent of PricewaterhouseCoopers LLP.*

23.2	Consent of Cawley, Gillespie & Associates, Inc.*

23.3	Consent of AJM Deloitte*

23.4	Consent of DeGolyer and MacNaughton*

23.5	Consent of PricewaterhouseCoopers LLP.*

23.6	Consent of Appleby (Bermuda) Limited (included in Exhibit 5.1).**

24.1	Power of Attorney.*

24.2	Power of Attorney (included in signature page to the Registration Statement on Form S-8, Registration No. 333-166598, filed May 6, 2010).

24.3	Power of Attorney (included in signature page to the Registration Statement on Form S-8, Registration No. 333-184165, filed September 28, 2012).

24.4

Power of Attorney (included as Exhibit 24.1 to the Post-Effective Amendments to Registration Statement on Form S-8, Registration Numbers 333-155291, 333-166598 and 333-184165, filed September 28, 2012).

99.1

Amended and Restated 1999 Stock Option Plan for Non-Employee Directors (as amended on May 2, 2003) (incorporated by reference to Exhibit 10.29 of Nabors Industries Ltd.’s Form 10-Q (File No. 000-49887) filed with the Commission on May 12, 2003).

99.2

Nabors Industries Ltd. Amended and Restated 2003 Employee Stock Plan (incorporated by reference to Exhibit A of Nabors Industries Ltd.’s Revised Definitive Proxy Statement on Schedule 14A (File No. 001-32657) filed with the Commission on May 4, 2006).

*    Filed herewith

**     Previously Filed